Exhibit 99.1


           Camden National Corporation Announces a 10.9% Increase in
                 Second Quarter 2005 Earnings Per Share Results


    CAMDEN, Maine--(BUSINESS WIRE)--July 26, 2005--Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (the "Company") (AMEX: CAC), today announced second quarter 2005 earnings per diluted share of $0.71, up 10.9% from $0.64 per diluted share for the second quarter of 2004. Net income for the second quarter of 2005 was $5.5 million versus $5.0 million recorded during the same period a year ago.
    "The results of the past three months represent positive momentum heading into our traditionally stronger quarters of the year, those heavily influenced by tourism," stated Daigle.
    For the first six months of this year, net income per diluted share increased 9.8% to $1.34, compared to $1.22 per diluted share earned during the first half of 2004. Net income for the six-month period ended June 30, 2005 was $10.3 million, an increase of 8.7% from the same period a year ago. These results translated into a return on average equity of 16.73% and a return on average assets of 1.35% for the six months ended June 30, 2005, compared to 15.73% and 1.40%, respectively, for the same six-month period in 2004.
    The Company's total assets at June 30, 2005 were $1.6 billion, an increase of 15.6% over total assets of $1.4 billion at June 30, 2004. Net loans at June 30, 2005 were $1.1 billion, up 12.1% over the $995.5 million in net loans at June 30, 2004. Total deposits of $1.1 billion at June 30, 2005 were up 11.8% over the same period a year ago.
    Net interest income of $13.4 million for the second quarter of 2005 was up $1.6 million, or 13.4%, compared to the same period a year ago. Daigle noted that a combination of re-pricing within the various loan portfolios, effective use of newly installed relationship-pricing technology, and solid growth in low-cost deposit categories has helped mitigate increased funding costs.
    Non-interest income amounted to $2.7 million for the quarter ended June 30, 2005, down from $3.4 million for the same quarter a year ago. This was primarily the result of security gains in the comparable prior year quarter and the decline in service charge fees impacted by relationship pricing in 2005.
    Non-interest expense for the second quarter of 2005 was $7.9 million, an increase of $127,000, or 1.6%, over the prior year quarter. Although non-interest expense increased slightly, the Company's efficiency ratio (non-interest expense/net interest income and non-interest income) for the quarter ended June 30, 2005 improved to 48.89%, compared to 50.94% during the second quarter of 2004.
    The Company reported earlier that the Board of Directors approved a dividend of $0.20 per share, payable on July 29, 2005 for shareholders of record on July 15, 2005.
    "I am convinced that our success going forward is all about providing our customers the kind of remarkable experiences that build strong bonds and lead to partnerships more so than relationships," Daigle noted in concluding his remarks. "The results that we have achieved during the first six months of 2005 give me encouragement about the efficacy of our strategic direction."

    Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange, the Russell 3000(R) Index and the small-cap Russell 2000(R) Index under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank (CNB), a full-service community bank with 12 banking offices serving Midcoast, Kennebunk and Portland, Maine, and online at www.camdennational.com, and recipient of the Governor's Award for Business Excellence in 2002; UnitedKingfield Bank
(UKB), a full-service community bank with 15 offices serving central, eastern and western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor, Maine and online at www.acadiatrust.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.

    This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.
    Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company's competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.
    These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.


                     Camden National Corporation
                (In thousands, except per share data)

                                    June 30,    June 30,    Dec. 31,
                                      2005        2004        2004
                                   ----------- ----------- -----------
Balance Sheet Data
Assets                             $1,586,984  $1,372,355  $1,489,865
Loans                               1,130,483   1,010,041   1,069,294
Allowance for Loan Losses              14,040      14,520      13,641
Investments                           360,647     265,116     323,998
Deposits                            1,078,047     964,230   1,014,601
Borrowings                            371,227     278,077     336,820
Shareholders' Equity                  126,575     118,767     126,405

Tier 1 Leverage Capital Ratio            7.40%       7.91%       8.06%
Tier 1 Risk-based Capital Ratio         10.76%      11.58%      11.28%
Total Risk-based Capital Ratio          12.02%      12.84%      12.54%

Allowance for loan and lease
 losses to total loans                   1.24%       1.44%       1.28%
Non-performing loans to total
 loans                                   0.57%       0.57%       0.60%
Return on Average Equity                16.73%      15.73%      15.97%

                            Three Months Ended       Year To Date
                           6/30/2005  6/30/2004  6/30/2005  6/30/2004
                           ---------- ---------- ---------- ----------
Income Statement Data
Interest Income              $21,612    $17,639    $41,765    $35,804
Interest Expense               8,206      5,822     15,399     11,615
                           ---------- ---------- ---------- ----------
Net Interest Income           13,406     11,817     26,366     24,189
Provision for Loan and
 Lease Losses                    345          0        575        165
                           ---------- ---------- ---------- ----------
Net Interest Income after
 Provision for Loan and
 Lease Losses                 13,061     11,817     25,791     24,024
Non-interest Income            2,664      3,359      5,090      5,901
Non-interest Expense           7,857      7,730     15,745     15,763
                           ---------- ---------- ---------- ----------
Income before Income Taxes     7,868      7,446     15,136     14,162
Income Taxes                   2,412      2,496      4,839      4,692
                           ---------- ---------- ---------- ----------
Net Income                    $5,456     $4,950    $10,297     $9,470
                           ========== ========== ========== ==========

Efficiency ratio               48.89%     50.94%     50.05%     52.39%

Per Share Data
Net income per share           $0.72      $0.65      $1.35      $1.23
Net income per diluted
 share                         $0.71      $0.64      $1.34      $1.22
Weighted average shares
 outstanding               7,615,464  7,699,523  7,629,786  7,724,485



    CONTACT: Camden National Corporation
             Suzanne Brightbill, 207-230-2120
             Public Relations Officer
             sbrightbill@camdennational.com